                                                         EX-99.B(e)tmkdist

 United Investors Life Insurance Company
 2001 Third Avenue South
 Birmingham, Alabama 35233

 VARIABLE ACCOUNTS

 Distribution Contract

 TMK/United Funds, Inc. (hereinafter TMK) is a Maryland corporation registered with the Securities and Exchange Commission under the
 Investment Company Act of 1940 (the "Act") as a management class, open-
 end, diversified investment company. It offers its shares exclusively to insurance companies as the investment vehicles for variable life and variable annuity policies. TMK has authorized eleven classes of shares each of which is a separate fund (Portfolio) being: Money Market
 Portfolio, Bond Portfolio, High Income Portfolio, Growth Portfolio,
 Income Portfolio, International Portfolio, Small Cap Portfolio, Balanced
 Portfolio, Limited-Term Bond Portfolio, Asset Strategy Portfolio and
 Science and Technology Portfolio.

 You have advised TMK that you are sponsoring two variable accounts,
 United Investors Life Variable Account and United Investors Annuity
 Variable Account, each of which is an investment company organized and registered with the Securities and Exchange Commission as a unit investment trust under the Act (hereinafter collectively, the Trust).
 You advised that you wish to arrange for the acquisition of TMK's shares as the exclusive funding medium for each of the Trusts. TMK agrees to make the shares of its eleven Portfolios available to you for said purposes subject to the following terms and conditions:

 1. TMK will sell its shares directly to you and on request redeem its shares at the time and prices specified in its then current prospectus and statement of additional information (SAI) for the purposes of funding the investment divisions of the two Trusts as is more particularly set forth in the Trusts' then current prospectuses.

 2. (a)  Payment for shares in investable funds shall be due on issuance of shares.

    (b)  TMK will make payment on redemption of its shares as stated in its prospectus and SAI.

    (c)  Purchases and redemptions of shares of the same Portfolio on the same day may be netted so as to result in a single purchase or single redemption for the day.

    (d)  Shares of one Portfolio may be exchanged for shares of another
    Portfolio by redemption of shares of a particular Portfolio and the immediate purchase of shares of the other Portfolio. On your request,
    TMK will effect such exchanges by transfer of monies from one
    Portfolio to the other as appropriate.

    (e)  All dividends and capital gains distributions shall be reinvested in additional shares.

 3. TMK will furnish you with adequate number of copies of its annual and semiannual reports to shareholders and TMK's proxy material for shareholder meetings as you may request for furnishing to the policyowners and will reimburse you for your expenses in mailing the reports and proxy materials to the policyowners including return postage with respect to the voting of proxy cards. With TMK's prior consent, you may include additional items in the mailing of TMK's reports to shareholders provided any extra costs are paid by you.

 4. You shall vote the shares held by the policyholders as set forth in the Trust's prospectuses and any SAI's.

 5. TMK will furnish you with a copy of its current prospectus and SAI and all amendments thereto. You shall print and reproduce at your expense such copies thereof as you may desire with respect to the distribution of interests in the Trusts. You may use TMK's shareholder reports in the distribution process. Copies of the reports will be furnished for such purpose as you request at your expense.

 6. The foregoing, notwithstanding, TMK shall not engage directly or indirectly in financing any activity which is primarily intended to result in the sale of its shares issued by it.

 7. Indemnification

    A. TMK agrees with you for your benefit and each person, if any, who controls you within the meaning of Section 15 of the Securities Act of
    1933 (the "Securities Act") and each and all and any of them, to indemnify and hold you harmless and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of them may become subject under the Securities Act, under any other statute, at common law or otherwise, and to reimburse you and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by you, them or any of them in connection with any litigation whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus or any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of TMK or to any such losses, claims, damages, liabilities or litigation arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to TMK by you for inclusion in any registration statement or any prospectus or any amendment thereof or supplement thereto. You and each such controlling person shall promptly, after the complaint shall have been served upon you or such controlling person in any litigation against you or such controlling person in respect of which indemnity may be sought from
    TMK on account of its agreement contained in this paragraph, notify
    TMK in writing of the commencement thereof. Your omission or such controlling person so to notify TMK of any such litigation shall relieve TMK from any liability which it may have to you or such controlling person on account of the indemnity agreement contained in this paragraph but shall not relieve TMK from any liability which it may have to you or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against you or any such controlling person and you or such controlling person shall notify TMK of the commencement thereof, TMK shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of good standing and satisfactory to you or such controlling person or persons, defendant or defendants in the litigation. The indemnity agreement of TMK contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any such controlling person and shall survive any delivery of shares of TMK. TMK agrees to notify you promptly of the commencement of any litigation or proceeding against it or any of its officers or directors of which it may be advised in connection with the issue and sale of its shares.

    B. Anything herein to the contrary notwithstanding TMK's agreement in the foregoing, insofar as it constitutes a basis for reimbursement by
    TMK for liabilities (other than payment by TMK of expenses incurred or paid in the successful defense of any action, suit or proceeding)
    arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is deemed to be an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a director of TMK, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction the question of whether or not such interest is against public policy as expressed in the Securities Act.

    C. You agree to indemnify and hold harmless TMK and its directors and such officers as shall have signed any registration statement from and against any and all losses, claims, damages or liabilities, joint or several, to which TMK or such directors or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse TMK or such directors or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to TMK by you for inclusion in any registration statement or any prospectus, or any amendment thereof or supplement thereto, or which statement was made in, or the alleged omission was from, any advertising or sales literature (including any reports to shareholders used as such) which relate to TMK.

    You shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. TMK and its directors and such officers, defendant or defendants, in any such litigation shall, promptly after the complaint shall have been served upon TMK or any such director or officer in any litigation against TMK or any such director or officer in respect of which indemnity may be sought from TMK on account of its agreement contained in this paragraph, notify you in writing of the commencement thereof.
    The omission of TMK or such director or officer so to notify you of any such litigation shall relieve you from any liability which it may have to TMK or such director or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve you from any liability which it may have to TMK or such director or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against TMK or any such officer or director and notice of the commencement thereof shall have been given to you, you shall be entitled to participate in
    (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to TMK. The indemnity agreement of TMK contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of TMK and shall survive any delivery of shares of TMK. You agree to notify
    TMK promptly of the commencement of any litigation or proceeding against you or any of your officers or directors or against any such controlling person of which you may be advised, in connection with the issue and sale of TMK.

    D. Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to TMK or its security holders, including beneficial owners or its security to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this
    Agreement.

 8. TMK will make shares available and otherwise carry out the terms of this Agreement until the Trusts are terminated; provided, however, it will have no obligation to issuance of shares other than for purposes of exchange among Portfolios and reinvestment of dividends and distribution, should the registration of the Trust securities under the Securities Act of 1933 terminate. TMK agrees to use its best efforts to keep an adequate number of shares at all times authorized, but it will not be required to issue its shares if all TMK shares be issued and outstanding. TMK will be relieved of responsibility hereunder for issuing shares by reason of any governmental rule, regulation or order or order of court of any competent jurisdiction or when for reasons beyond its control, it is unable to issue such shares.

    If the foregoing is in accordance with your understanding of our
    Agreement, please execute your acceptance hereof on the duplicates hereto enclosed for that purpose and return one copy to TMK/United
    Funds, Inc., whereupon this shall become a binding Agreement between you and TMK/United Funds, Inc.

                               TMK/United Funds, Inc.

                               By:  /s/Sharon K. Pappas
                               ----------------------------
                               Sharon K. Pappas, Vice President

 Accepted this 4th day of April, 1997.

 United Investors Life Insurance Company

 By:  /s/James L. Sedgwick
  ---------------------------
  James L. Sedgwick, President